UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Signet International Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-13465	16-1732674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Worth Avenue, Suite 316, Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (561) 832-2000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 6, 2009, Signet International Holdings, Inc., (the “Company”), as reported in its 8K filing of that date entered into an Exclusive Licensing Agreement with Kerner Broadcasting Corporation, a Nevada Corporation (“KBC”), for the exclusive rights to KBC’s 3-D TV Technology.

On March 8, 2010, one of the principals of KBC confirmed to the Company that at the time it entered into the agreement with the Company, KBC did not own the rights to the above referenced 3D technology and that KBC has since ceased all operations and has been dissolved as a corporation.  The Company and its legal counsel are considering all available legal remedies that may be available as a consequence of KBC's conduct relative to this matter.

The Company has begun confidential negotiations with two alternate 3D technology providers in an effort to obtain the required technology for the continued development of its 3D TV Network.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.

By: /s/ Ernest Letiziano
Title: Chief Executive Officer